UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In January 2005, Wright Express Corporation (the "Company") purchased derivative instruments consisting of put and call options with the wholesale gasoline market as the underlying pricing mechanism. The wholesale option prices on the put and call contracts correlate to a retail price per gallon of approximately $1.88 for the floor and $1.95 for the ceiling. Changes in the price of gasoline above the ceiling or below the floor affect the value of our derivative instruments. The market value of these derivative instruments is volatile and changes in the fair value of any remaining derivative instruments result in unrealized gains or losses. These unrealized gains or losses are calculated based on the NYMEX futures price of regular unleaded gasoline. The contracts the Company owns expire serially each month through December 2006, inclusive.

On May 9, 2005, the Company entered into an agreement, which amends the mechanism used to calculate the amount of cash or letters of credit (collectively "margin") required to secure its derivative instruments. Under the new mechanism, the Company will be required to post sufficient margin on a daily basis to cover any unrealized loss on its derivatives that is in excess of $10.0 million. Under this agreement, there is no maximum amount of margin the Company may be required to post on any given day. If the Company defaulted on its obligations under the derivative instruments, any margin deposited in the form of cash could be forfeited and any margin deposited in the form of letters of credit could be drawn down. In the event margin deposited in the form of letters of credit were drawn down, the Company would incur a direct financial obligation for the face amount of the letters of credit, or any lesser amount drawn. The Company has no requirement to deposit margin in the form of cash and intends to continue to deposit margin in the form of letters of credit.

At March 31, 2005, the Company had posted $33.8 million of margin in the form of letters of credit to secure its derivative instruments. Under the new calculation mechanism, the Company was required to post a minimum of $11.3 million in margin at May 9, 2005 to secure its derivative instruments. On May 10, 2005, the Company reduced its letters of credit to secure its derivative instruments to $14.0 million from $33.8 million.

Cautionary statement regarding forward-looking information

This current report contains forward looking statements, including statements regarding the long term economic effect of the Company's fuel-price related derivative instruments. These forward looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks include (i) volatility in fuel prices, (ii) the effect of the Company's fuel-price related derivative instruments, (iii) the intention of the Company to satisfy margin requirements in the form letters of credit and the other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission, including the final prospectus filed with the SEC on February 16, 2005. Wright Express Corporation undertakes no obligation to update these forward looking statements at any future date or dates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

May 13, 2005	By:	/s/ Hilary A. Rapkin

Name: Hilary A. Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary